InspireMD’s CGuard™ EPS Featured at the SBHCI Congress in Brazil

Tel Aviv, Israel— June 20, 2018 - InspireMD, Inc. (NYSE AMER:NSPR), a leader in embolic prevention systems (EPS) / thrombus management technologies and neurovascular devices, today announced that CGuard™ EPS was featured at the SBHCI Congress, sponsored by the Brazilian Society of Hemodynamics and Interventional Cardiology, which took place in Curitiba, Brazil from June 13-15, 2018. The Congress hosted approximately 1,200 participants including doctors from across Brazil and Central and South America.

As part of the scientific sessions, Dr. Antonio Micari, MD, PhD of Maria Cecilia Hospital, in Cotignola, Italy, presented “How to Minimize Complications, the Safe Carotid Artery Stenting (CAS), Step by Step.” Dr. Micari discussed the importance of selecting the right type of stent to minimize the risks of complications in CAS procedures. He presented CGuard™ EPS as the carotid embolic protection stent system of choice. In addition to his presentation he also showed a challenging and successful case that utilized the CGuard™ EPS which employs the company’s patented MicroNet™ PET fiber and SmartFitTM Technology.

“We are pleased to have had CGuard™ EPS featured so prominently at the SBHCI Congress in Brazil, which included over a thousand attendees from across Central and South America,” commented James Barry, PhD, Chief Executive Officer of InspireMD. “We particularly appreciate the continued support from Dr. Micari from Maria Cecilia hospital, one of the leading endovascular surgery facilities in Italy and one of the leaders in the world doing more than 40,000 endovascular procedures per year. Regional congresses such as SBHCI are central to our strategy as we expand our footprint and generate awareness among both key opinion leaders and leading physicians in Latin America.”

About InspireMD, Inc.

InspireMD seeks to utilize its patented MicroNet™ technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuard™), neurovascular, and peripheral artery procedures. InspireMD’s common stock is quoted on the NYSE American under the ticker symbol NSPR and certain warrants are quoted on the NYSE American under the ticker symbol NSPR.WS and NSPR.WSB.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

InspireMD, Inc.

Craig Shore

Chief Financial Officer

Phone: 1-888-776-6804 FREE

Email: craigs@inspiremd.com

Crescendo Communications, LLC

David Waldman

Phone: (212) 671-1021

Email: NSPR@crescendo-ir.com